Exhibit 99.1

ImmuCell

ImmuCell Announces Unaudited Financial Results for

the First Quarter Ended March 31, 2021

For Immediate Release

PORTLAND, Maine – May 13, 2021 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle, today announced its unaudited financial results for the quarter ended March 31, 2021.

Product Sales Results:

●	Total product sales decreased by 16%, or $803,000, to $4.1 million during the three-month period ended March 31, 2021 versus the comparable period during 2020.
●	Total product sales increased by 2%, or $316,000, to $14.5 million during the twelve-month period ended March 31, 2021 versus the twelve-month period ended March 31, 2020.

Management’s Discussion:

“Demand was higher than we could service resulting in a $3.1 million backlog as of March 31, 2021 compared to backlogs of $1.8 million as of December 31, 2020 and $1.4 million as of March 31, 2020,” commented Michael F. Brigham, President and CEO. “Details about this backlog, and our plan to eliminate it, are disclosed in our Quarterly Report on Form 10-Q, which we filed on May 13th.”

“The investment to increase our annual production capacity for the First Defense® product line from approximately $16.5 million to approximately $23 million is on budget to be complete by the end of the second quarter,” Mr. Brigham added. “Up front labor, COVID-related component cost increases and other costs necessary to significantly increase our production capacity drove our gross margin as a percentage of sales to 39%. We expect to be able to return to a gross margin of approximately 46% when we increase our production output and thereafter to improve that measure an additional one or two points over time.”

“We raised $4.25 million in new equity during April directly with our largest stockholder (the Pessin family) and several other investors,” Mr. Brigham concluded. “These funds enable us to immediately initiate several new growth investments that are detailed in our Quarterly Report on Form 10-Q, which we filed on May 13th.”

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Other Financial Results:

●	Gross margin earned was 39% and 46% of product sales during the quarters ended March 31, 2021 and 2020, respectively.
●	Product development expenses were $1 million and $974,000 during the quarters ended March 31, 2021 and 2020, respectively.
●	Net loss was $441,000, or $0.06 per share, during the quarter ended March 31, 2021 in comparison to a net loss of $122,000, or $0.02 per share, during the quarter ended March 31, 2020.
●	EBITDA (a non-GAAP financial measure, see page 4 of this press release) was approximately $258,000 and $770,000 during the quarters ended March 31, 2021 and 2020, respectively.

Balance Sheet Data as of March 31, 2021:

●	Cash, cash equivalents and short-term investments decreased to $6.8 million as of March 31, 2021 from $7.9 million as of December 31, 2020.
●	Net working capital decreased to $9.7 million as of March 31, 2021 from $9.9 million as of December 31, 2020.
●	Stockholders’ equity decreased to $27.9 million as of March 31, 2021 from $28.3 million as of December 31, 2020.

Conference Call:

The Company will host a conference call on Friday, May 14, 2021 to discuss its recent equity raise and the financial results for the quarter ended March 31, 2021. Interested parties can access the conference call by dialing (844) 855-9502 (toll free) or (412) 317-5499 (international) at 9:00 AM ET. A teleconference replay of the call will be available for seven days at (877) 344-7529 (toll free) or (412) 317-0088 (international), utilizing confirmation #10154478. Investors are encouraged to review the Company’s updated Corporate Presentation slide deck that provides an overview of the Company’s business and is available under the “Investors” tab of the Company’s website at www.immucell.com, or by request to the Company.

About ImmuCell:

ImmuCell Corporation’s (Nasdaq: ICCC) purpose is to create scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell manufactures and markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef calves, and is in the late stages of developing Re-Tain™, a novel treatment for subclinical mastitis without a milk discard requirement that provides an alternative to traditional antibiotics. Press releases and other information about the Company are available at: http://www.immucell.com.

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Condensed Statements of Operations (Unaudited)

	During the Three-Month Periods Ended March 31,
(In thousands, except per share amounts)	2021	2020

Product sales	$4,107	$4,910
Costs of goods sold	2,505	2,674
Gross margin	1,602	2,236

Sales, marketing and administrative expenses	946	1,065
Product development expenses	1,031	974
Operating expenses	1,977	2,039

NET OPERATING (LOSS) INCOME	(375)	197

Other expenses, net	66	334

LOSS BEFORE INCOME TAXES	(441)	(137)

Income tax benefit	-	15

NET LOSS	$(441)	$(122)

Basic weighted average common shares outstanding	7,219	7,213
Basic net loss per share	$(0.06)	$(0.02)

Diluted weighted average common shares outstanding	7,219	7,213
Diluted net loss per share	$(0.06)	$(0.02)

Selected Balance Sheet Data (In thousands) (Unaudited)

	As of March 31, 2021	As of December 31, 2020

Cash, cash equivalents and short-term investments	$6,807	$7,946
Net working capital	9,712	9,946
Total assets	39,621	40,350
Stockholders’ equity	$27,871	$28,266

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Non-GAAP Measures:

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this press release, however, should be considered in addition to, and not as a substitute for or superior to, the comparable measure prepared in accordance with GAAP. We believe that considering the non-GAAP income before income taxes and certain non-cash expenses assists management and investors by looking at our performance across reporting periods on a consistent basis excluding these certain charges that are not uses of cash from our reported loss before income taxes. We start with our reported loss before income taxes because presently we are not paying cash for income taxes and do not anticipate paying cash for income taxes in the near-term future. We calculate non-GAAP income before income taxes and certain non-cash expenses as indicated in the table below:

	During the Three-Month Periods Ended March 31,
(In thousands)	2021	2020

Loss before income taxes	$(441)	$(137)
Depreciation	615	555
Amortization and write-off of debt issuance costs	7	103
Stock-based compensation	35	77
Income before income taxes and certain non-cash expenses	$216	$598

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) decreased to $258,000 during the three-month period ended March 31, 2021 compared to $770,000 during the three-month period ended March 31, 2020. The figures reported in the table above differ from the calculation of EBITDA in the following two significant ways:

1) We have not added back interest expense or interest rate swap termination fees because we do pay cash for these expenses; and

2) We have added back stock-based compensation expense because this is a non-cash expense that is not added back to the calculation of EBITDA.

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Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: our plans and strategies for our business; projections of future financial or operational performance; the timing and outcome of pending or anticipated applications for regulatory approvals; factors that may affect the dairy and beef industries and future demand for our products; the extent, nature and duration of the COVID-19 pandemic and its consequences, and their direct and indirect impacts on the Company’s production activities, operating results and financial condition and on the customers and markets the Company serves; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis and producers’ level of interest in treating subclinical mastitis given the current economic and market conditions; the expected efficacy of new products; estimates about the market size for our products; future market share of and revenue generated by current products and products still in development; our ability to increase production output and reduce costs of goods sold; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the impacts of backlogs on customer relationships; the anticipated costs of (or time to complete) planned expansions of our manufacturing facilities and the adequacy of our funds available for these projects; the continuing availability to us on reasonable terms of third-party providers of critical products or services; the robustness of our manufacturing processes and related technical issues; estimates about our production capacity, efficiency and yield, which are highly subject to biological variability and the product format mix of our sales; the future adequacy of our working capital and the availability and cost of third-party financing; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; costs associated with sustaining compliance with current Good Manufacturing Practice (cGMP) regulations in our current operations and attaining such compliance for the facility to produce the Nisin Drug Substance; our effectiveness in competing against competitors within both our existing and our anticipated product markets; the cost-effectiveness of additional sales and marketing expenditures and resources; anticipated changes in our manufacturing capabilities and efficiencies; the value of our net deferred tax assets; projections about depreciation expense and its impact on income for book and tax return purposes; anticipated market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including the First Defense® product line and Re-Tain™), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand (including the consequences of backlogs or excess inventory buildup), our reliance upon third parties for financial support, products and services, our small size and dependence on key personnel, changes in laws and regulations, decision making and delays by regulatory authorities, a recurrence of inflation, currency values and fluctuations and other risks detailed from time to time in filings we make with the Securities and Exchange Commission (SEC), including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K.Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors, including the risk factors summarized above.

Contacts:	Michael F. Brigham, President and CEO

ImmuCell Corporation

(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame

Lytham Partners, LLC

(602) 889-9700

iccc@lythampartners.com

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